  Exhibit 99.3

TPT Global Tech Subsidiary TPT MedTech Completes Thomas Scientific Sales Training With 135 Sales Reps to Launch QuikLAB and SaniQUIK In the USA and Internationally

SAN DIEGO, CA / ACCESSWIRE / October 6, 2020 / TPT Global Tech, Inc. (“TPTW” or the “Company”) (OTC: TPTW) announced today it’s subsidiary TPT MedTech, LLC (“TPT MedTech”) completed the QuikLAb™ and SaniQUIK™ product training of the Thomas Scientific Sales Force, the nation’s third-largest and fastest-growing scientific distributor. As of today, TPT Med Tech’s products are officially launched with Thomas Scientific and information is available on their website.

"Thomas Scientific’s team of 135 Sales Representatives have decades of experience and relationships in the Health Care Sector which is critical in the growth of TPT MedTech.” says Stephen Thomas, CEO of TPT Global Tech, “The training is another milestone met. We are truly excited to have our products officially launched with Thomas Scientific. We look forward to a very long and profitable relationship with them”.

TPT Med Tech provides advanced mobile testing labs, sanitizing cabins, and high-quality PPE products. QuikLAB™ is a CLIA Certified Lab designed and manufactured to provide on-site COVID-19 testing services to hospitals, businesses, and communities where rapid incremental infrastructure is needed, including during emergencies like pandemics and other natural disasters. SANIQuik™ offers Sanitizing Units that are placed at all entry points to provide a clear safety barrier before access. It is recommended for hospitals, long-term care facilities, manufacturing, hospitality, sporting venues, airports, business, and government buildings.

Thomas Scientific provides the latest equipment and supplies to the science community. Following the tradition of the founders, we offer individualized customer service, innovative scientific equipment, and a comprehensive portfolio offering a wide selection of product listings. Thomas Scientific is a registered contractor for the U.S. Federal Government.

More About TPT Global Tech

TPT Global Tech Inc. is a technology company based in San Diego, California with divisions providing telecommunications, medical technology, and product distribution, media content for domestic and international syndication as well as technology solutions. TPT Global Tech offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS). TPT's cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media, and collaboration features in today's global technology markets. The company also provides carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT Global Tech operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cellphone services, Mobile phones Cellphone Accessories, and Global Roaming Cellphones.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

Frank Benedetto
619-915-9422